Exhibit 99.3

Principal Ownership of Voting Securities of each Applicant

Name of Guarantor	Record Owner	Title of Class Owned	Amount Owned	Percentage of Voting Securities Owned
Advantage R&D, Inc.	Precision Energy Services, Inc.	Common Stock	1,000	100%
Benmore In-Depth Corp.	Weatherford Holdings U.S. LLC	Common Stock	1,000	100%
Case Services, Inc.	eProduction Solutions, LLC	Common Stock	1,000	100%
Colombia Petroleum Services Corp.	Weatherford U.S., L.P.	Common Stock	1,000	100%
Columbia Oilfield Supply, Inc.	PD Holdings (USA), L.P.	Common Stock	100	100%
Datalog Acquisition, LLC	Weatherford/Lamb, Inc.	Membership Units	100	100%
Discovery Logging, Inc.	International Logging LLC	Common Stock	2,500	100%
Edinburgh Petroleum Services Americas Incorporated	Weatherford Holdings U.S. LLC	Common Stock	1,000	100%
eProduction Solutions, LLC	Weatherford Artificial Lift Systems, LLC	Membership Units	1,000	100%
High Pressure Integrity, Inc.	Precision Energy Services, Inc.	Common Stock	125	100%
In-Depth Systems, Inc.	Benmore In-Depth Corp.	Common Stock	1,545,827	100%
International Logging LLC	Weatherford/Lamb, Inc.	Membership Units	100	100%
International Logging S.A., LLC	International Logging LLC	Membership Units	100	100%
Key International Drilling Company Limited	Weatherford Drilling International Holdings (BVI) Ltd.	Common Stock	12,000	100%
PD Holdings (USA), L.P.	Weatherford International, LLC	Partnership Interests	N/A	100%
Precision Drilling GP, LLC	Weatherford International, LLC	Membership Units	100	100%
Precision Energy International Ltd.	Precision Energy Services ULC	Common Stock Preferred Stock	1	100%
Precision Energy Services Colombia Ltd.	Weatherford Canada Ltd.	Common Stock	100	100%
Precision Energy Services ULC	Weatherford Canada Ltd.	Common Stock Preferred Stock	908,868,693	100%
Precision Energy Services, Inc.	PD Holdings (USA), L.P.	Common Stock	1,010	100%
Precision Oilfield Services, LLP	PD Holdings (USA) L.P.	Partnership Interests	N/A	100%
Sabre Drilling Ltd.	Weatherford Pangaea Holdings Ltd.	Common Stock	100	100%
Stealth Oil & Gas, Inc.	WEUS Holding, LLC	Common Stock	100	100%
Tooke Rockies, Inc.	International Logging LLC	Common Stock	1,960	100%
Visean Information Services Inc.	Precision Energy Services, Inc.	Common Stock	1,000	100%
Visual Systems, Inc.	Weatherford International, LLC	Common Stock	100	100%
Warrior Well Services, Inc.	Precision Energy Services, Inc.	Common Stock	50,000	100%
Weatherford (Nova Scotia) ULC	Weatherford Canada Ltd.	Common Stock Preferred Stock	9,990 1,738	100%
Weatherford (PTWI), L.L.C.	Weatherford Holdings (Singapore) Pte. Ltd.	Membership Units	1,000	100%
Weatherford Artificial Lift Systems, LLC	Weatherford International, LLC	Membership Units	100	100%
Weatherford Australia Pty Limited	Weatherford Canada Ltd.	Ordinary Shares	N/A	100%
Weatherford Bermuda Holdings Ltd.	Weatherford International Ltd.	Common Stock	14,000	100%
Weatherford Canada Ltd.	Weatherford Holdings (Switzerland) GmbH	Common Stock Class A Preferred Stock Class B Preferred Stock	5,927,913 3,390,000	100%
Weatherford Colombia Limited	Weatherford Services, Ltd.	Common Stock	7,500	100%
Weatherford DISC Inc.	Weatherford Worldwide Holdings GmbH	Common Stock	100	100%

Weatherford Drilling International (BVI) Ltd.	Weatherford Drilling International Holdings (BVI) Ltd.	Common Stock	1	100%
Weatherford Drilling International Holdings (BVI) Ltd.	Sabre Drilling Ltd.	Common Stock	5,359.7478	100%
Weatherford Eurasia Limited	Sunbreeze Limited	Ordinary Shares	N/A	51%
Weatherford European Holdings (Luxembourg) S.à r.l.	Weatherford International (Luxembourg) Holdings S.à r.l.	Common Shares	1,308,755	100%
Weatherford Global Services LLC	Weatherford U.S., L.P.	Membership Interests	100%	100%
Weatherford Holdings (Bermuda) Ltd.	Weatherford Holdings (Switzerland) GmbH	Common Stock	10	100%
Weatherford Holdings (BVI) Ltd.	Weatherford Bermuda Holdings Ltd.	Common Stock	3,421	100%
Weatherford Holdings (Switzerland) GmbH	Weatherford Worldwide Holdings GmbH	Quotas	200	100%
Weatherford Holdings U.S. LLC	Weatherford Investment Holding LLC Weatherford Worldwide Holdings GmbH	Membership Units	234,088.54 53,340.42	81.44% 18.56%
Weatherford International (Luxembourg) Holdings S.à r.l.	Weatherford Bermuda Holdings Ltd.	Initial Shares Class A Shares Class B Shares Class C Shares Class D Shares Class E Shares Class F Shares Class G Shares Class H Shares Class I Shares	800 58,719 58,719 58,719 58,719 58,719 58,719 58,719 58,719 58,719	100%
Weatherford International Holding (Bermuda) Ltd.	Weatherford Holdings (Bermuda) Ltd.	Common Stock	10	100%
Weatherford International Ltd.	Weatherford International Holding (Bermuda) Ltd.	Common Shares	481,001,513	100%
Weatherford International plc	N/A	Deferred Ordinary Shares Common Stock	N/A	N/A
Weatherford International, LLC	Weatherford U.S. Holdings, L.L.C.	Membership Units	100	100%
Weatherford Investment Holding LLC	Weatherford Worldwide Holdings GmbH	Membership Units	10	100%
Weatherford Investment Inc.	Weatherford/Lamb, Inc. Weatherford U.S. Holdings, L.L.C.	Common Stock	1,855.66 97.43	95.01% 4.99%
Weatherford Latin America LLC	Weatherford South America GmbH	Membership Interests	100%	100%
Weatherford Management Company Switzerland Sàrl	Weatherford International plc	Quotas	200	100%
Weatherford Management, LLC	Weatherford International, LLC	Membership Units	100	100%
Weatherford Netherlands B.V.	Weatherford Worldwide Holdings GmbH	Registered Shares	N/A	100%
Weatherford Norge AS	Weatherford Worldwide Holdings GmbH	Registered Shares	N/A	100%
Weatherford Oil Tool Middle East Limited	Weatherford Holdings (BVI) Ltd.	Common Stock	10,000	100%
Weatherford Pangaea Holdings Ltd.	Weatherford Worldwide Holdings GmbH	Common Stock	100	100%
Weatherford Products GmbH	Weatherford International plc	Quotas	100	100%
Weatherford Services S. de R.L.	Weatherford Worldwide Holding GmbH Weatherford Services, Ltd.	Quotas	49,999 1	99.99% 0.01%
Weatherford Services, Ltd.	Weatherford Holdings (BVI) Ltd.	Common Stock Preferred Stock	12,000 5,000	100%
Weatherford Switzerland Trading and Development GmbH	Weatherford International plc	Quotas	20	100%
Weatherford Technology Holdings, LLC	Weatherford/Lamb, Inc.	Membership Units	100	100%
Weatherford U.K. Limited	Weatherford Eurasia Limited	Ordinary Shares Preference Shares	N/A	100%

Weatherford U.S. Holdings, L.L.C.	Weatherford Holdings U.S. LLC	Common Shares Series A Preferred Shares	N/A	100%
Weatherford U.S., L.P.	Weatherford U.S. Holdings, L.L.C. WUS Holding, L.L.C.	Class A Units Class B Units	1	99% 1%
Weatherford URS Holdings, LLC	Weatherford U.S. Holdings, L.L.C.	Membership Units	10	100%
Weatherford Worldwide Holdings GmbH	Weatherford International plc	Quotas	21	100%
Weatherford/Lamb, Inc.	WEUS Holding, LLC	Common Stock	184,522	100%
WEUS Holding, LLC	Weatherford International, LLC	Membership Units	100	100%
WIHBV LLC	Weatherford/Lamb, Inc.	Membership Interests	100%	100%
WOFS Assurance Limited	Weatherford Worldwide Holdings GmbH	Common Stock	12,000,000	100%
WOFS International Finance GmbH	Weatherford Holdings (Switzerland) GmbH	Quotas	200	100%
WOFS Swiss Finance GmbH	Weatherford Worldwide Holdings GmbH	Class A Quotas Class B Quotas	298 287	100%
WUS Holding, L.L.C.	WEUS Holding, LLC	Membership Interests	100	100%